STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 31st day of October, 2005, by and between Magna-Lab, Inc., a New York corporation (the "Company"), and Magna Acquisition LLC (the "Investor").

      WHEREAS, the Company desires to issue and sell 30,000,000 shares (the "Shares") of its class A common stock, $0.001 par value ("Common Stock"), to Investor and Investor desires to purchase the Shares;

      WHEREAS, pursuant to a separate agreement, Investor has agreed to purchase from a principal stockholder of the Company who is currently in receivership, Noga Investments in Technologies, Ltd. ("Noga"), and Noga has agreed to sell to Investor, all of the shares of Common Stock owned by Noga (the "Noga Agreement");

      WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the proposed purchase and sale of the Shares and to establish various rights and obligations in connection therewith;

      NOW, THEREFORE, in consideration of the promises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. PURCHASE AND SALE OF SHARES

1.1 Sale and Purchase. Upon the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in Sections 2 and 3 below, at the Closing (as defined below): Investor shall purchase from the Company, and the Company shall issue and sell to Investor thirty million (30,000,000) shares of Common Stock at a purchase price of $0.006333 per share for an aggregate purchase price of $190,000 (the "Purchase Price").

1.2 Consideration. At Closing, Investor shall deliver to the Company by wire transfer of immediately available U.S. funds the amount of $190,000 to the account or accounts specified by the Company, and the Company shall direct its transfer agent to issue the Shares to the Investor.

1.3 Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place effective on the date hereof (the "Closing Date") by mail or at such place as shall be mutually agreed to by the parties hereto.

1.4 Closing Condition. On or before the Closing, the Company shall have delivered to the Investor a copy of the Settlement and Release Agreement attached hereto fully executed by each of the parties thereto, under which, among other things, the Company agrees to issue to Management and former management (as defined therein) 2,973,923 shares of Common Stock of the Company in exchange for (i) full settlement of accrued and unpaid compensation owing to Management and former management for the period from September 1, 2002 through January 15, 2003, and (ii) cancellation of options to purchase up to 2,325,000 shares of Common Stock of the Company held by some of Management and former management.


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1.5 Post-Closing Covenant. On or promptly following the Closing, the Company shall issue and deliver to Noga a written release and waiver of any and all claims, demands or causes or action whatsoever against Noga relating to the shares of Common Stock Noga purchased from the Company, which release and waiver is contemplated by, and a condition to closing of, the Noga Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Investor to enter into this Agreement, the Company represents and warrants to Investor:

2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Company pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, including the issuance and sale of the Shares. Copies of the Articles of Incorporation and Bylaws of the Company have been provided to the Investor and are complete and correct.

2.2 Capitalization. The authorized and issued capital stock of the Company is as set forth in the Offering Documents (as defined below). The shares have been duly authorized and upon issuance pursuant to the terms of this Agreement will be validly issued, fully paid and nonassessable and not subject to any preemptive rights of the shareholders of the Company. The Company presently has no commitments to issue additional shares of capital stock, except for: (i) 300,000 shares of Common Stock reserved for issuance pursuant to outstanding stock options exercisable at $.25 per share and expiring December 31, 2005 and
(ii) 1,875,000 shares of Common Stock reserved for issuance pursuant to outstanding stock options exercisable at $0.49 per share and expiring in increments of 625,000 on each of January 31, 2006, August 31, 2006 and January 31, 2007. In addition, the Company has entered into transactions pursuant to which it will issue or commit to issue: (i) 2,973,923 shares of Common Stock to management and former management pursuant to the Settlement and Release Agreement referred to in Section 1.4 hereof and (ii) 1,500,000 shares of Common Stock to Kenneth C. Riscica as additional compensation for his continued efforts on behalf of the Company. Further, the Company has reserved 9,000,000 shares of Common Stock for issuance to directors and management in the event that their efforts result in Board approval of a merger or financing transaction.


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2.3 Material Agreements; No Defaults. Except as set forth in the SEC Documents
(as defined below), the Company is not a party to any contract or agreement that involves material payments of cash, stock or other property to or from the Company. The Company is not in violation of or default under any provision of any such contract or agreement to which it is a party, except as would not have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole.

2.4 Compliance with Law. The Company is not in default with respect to any judgment, order, writ, injunction, decree or award, and the Company is not in violation of, and the business of the Company is presently being conducted so as to comply in all material respects with, applicable Federal, state and local governmental laws and regulations, all to the extent necessary to avoid any material adverse effect on the business, properties or financial condition of the Company, except as disclosed in the Offering Documents.

2.5 SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and the Company is required to file reports and statements with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Exchange Act. All such reports and statements filed by the Company with the SEC during the current fiscal year and for the three prior fiscal years are referred to herein as the "SEC Documents". As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective dates, the financial statements of the Company and its subsidiary included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company and its subsidiary as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.6 Authorization and Non-Contravention. The execution, delivery and performance by the Company of this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Company pursuant to or as contemplated by this Agreement and the issuance and sale of the Shares, have been duly authorized by all necessary corporate action of the Company. This Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Company pursuant to or as contemplated by this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Company pursuant to or as contemplated by this Agreement and the performance by the Company of the transactions contemplated hereby and thereby, including the issuance and delivery of the Shares, do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or


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obligation to which the Company is a party or by which it or its assets are bound and which have not been waived, or any provision of the articles of incorporation or bylaws of the Company; (B) to the Company's knowledge, violate or result in a violation of, or constitute a default under, any provision of any material law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; (C) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or third party other than as may be required to secure an exemption from qualification of the offer and sale of the Shares under the Securities Act of 1933, as amended (the "Securities Act"); or (D) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which the Company is a party or by which the Company is bound.

2.7 Securities Laws. In reliance on the investment representations contained in
Section 3, the offer, issuance, sale and delivery of the Shares, as provided in this agreement, are exempt from the registration requirements of the Securities Act.

2.8 No Other Representations. Other than as set forth in this Section 2, the Company makes no other representations and warranties to Investor, written or oral, including without limitation, any representation with respect to the valuation of the Company.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF INVESTOR

In order to induce the Company to enter into this Agreement, the Investor represents and warrants to the Company:

3.1. Investment Intention. Investor is purchasing the Shares for its own account, for investment purposes and not with a view to the distribution thereof. Investor will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Shares, except in compliance with the Securities Act.

3.2. Accredited Investor. Investor is an "Accredited Investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment and making an informed investment decision with respect thereto; is able to bear the economic risk of such investment and is able to afford a complete loss of such investment; and has made an independent investigation of the Company and relied upon its own due diligence, valuation analysis and other analyses in determining to purchase the Shares.

3.3 Offering Documents. The Investor acknowledges receipt and careful review of the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 2005 and the Company's Quarterly Reports on Form 10-QSB for the three months ended May 31, 2005 and for the three and six months ended August 31, 2005 (collectively, the "Offering Documents"). The Investor hereby represents that it


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has been furnished by the Company during the course of this transaction with all information regarding the Company which the Investor had requested or desired to know, that all documents which could be reasonably provided have been made available for the Investor's inspection and review, and that the Investor has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning this transaction, and any additional information which the Investor had requested.
The Investor hereby represents that, except as set forth in this Agreement and the Offering Documents, no representations or warranties have been made to the Investor by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Investor is not relying on any information, other than that contained in this Agreement and the Offering Documents and the results of independent investigation by the Investor.

3.4. Shares Not Registered. Investor acknowledge that the Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless the Shares are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available. Investor understands that there is a very limited public market for the Shares and that it must bear the economic risk of investment in the Company for an indefinite period of time.

3.5. Legend. Investor acknowledges and agrees that the following legend shall be placed on each certificate evidencing the Shares:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

SECTION 4. GENERAL

4.1 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles thereof.

4.2 Any controversy or claim arising out of, or relating to, this Agreement, or its breach, shall be settled by arbitration in accordance with the then governing rules of the American Arbitration Association. If such organization ceases to exist, the arbitration shall be conducted by its successor, or by a similar arbitration organization, at the time a demand for arbitration is made.


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Judgment upon the award tendered may be entered and enforced in any court of competent jurisdiction. In the event of an arbitration, the prevailing party shall be entitled to recover from the other party its own expenses for the arbitrator's fee, reasonable legal fees, expert testimony, costs, and expenses incurred in connection with any contest or dispute with respect to this Agreement; provided, however, that such fees, costs, and expenses shall only be paid in the event the arbitrator finds that the non-prevailing party lacked a good faith basis for the dispute or contest. Other arbitration costs, including fees for records or transcripts, shall be borne equally by the parties. Notwithstanding anything herein to the contrary, the Company may seek injunctive or other equitable relief in a court of competent jurisdiction prior to, or while the dispute is pending in, an arbitration proceeding.

4.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same instrument.

4.4 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, facsimile, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

      if to the Company: Magna-Lab, Inc.
                         6800 Jericho Turnpike - Suite 120W
                         Syosset, NY 11791

                   Attn: Lawrence A. Minkoff, Ph.D., Chief Executive Officer
                    Fax: 516 393 5819

         if to Investor: Magna Acquisition LLC
                         8000 Towers Crescent Drive
                         Suite 1070
                         Vienna, Virginia 22182
                         Joel S. Kanter            Fax: (703) 448-7751

4.5 Successors and Assigns; Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Investor without the prior written consent of the Company. All covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.6 Each party shall bear its own costs and expenses in connection with this Agreement; provided, however, that the Company shall be responsible for the reasonable legal fees and expenses of Investor's counsel, Barack Ferrazzano Kirshbaum Perlman & Nagelberg LLP, incurred through the date hereof in connection this Agreement and the Noga Agreement, not to exceed an aggregate of $43,200.


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4.7. Further Assurances. The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

4.8 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                            [Signature Page Follows]


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              COMPANY:

                              MAGNA-LAB INC.
                              By:

                              /s/ Lawrence A. Minkoff
                              -----------------------
                              Name: Lawrence A. Minkoff, Ph.D.
                              Title: Chief Executive Officer


                              INVESTOR:

                              MAGNA ACQUISITION LLC
                              By:

                              /s/ Joel S. Kanter
                              -----------------------
                              Name: Joel S. Kanter
                              Title: President


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